SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             Form 8-K




                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  June 13, 1996
(May 31, 1996)




 Conestoga Enterprises, Inc.
(Exact name of registrant as specified in its charter)



 Pennsylvania                          33-30715             23-256-5087
(State or other jurisdiction         (Commission          (IRS Employer
 of incorporation)                    File Number)         Identification No.)



 202 East First Street, Birdsboro, Pennsylvania                19508
(Address of principal executive officers)                    (Zip Code)



Registrant's telephone number, including area code 610-582-8711




(Former name or former address, if changed since last report.)
Item 2.     Acquisition or Disposition of Assets.

    On May 31, 1996 (the "Effective Date") Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI"), CB Merger Corporation, a Pennsylvania corporation ("CB"), and Buffalo Valley Telephone Company, a Pennsylvania corporation ("BVT") consummated a transaction in which BVT was merged into CB, the name of CB was changed to Buffalo Valley Telephone Company and each share of the outstanding common stock of BVT will be exchanged by CEI for $65.00 in cash, one share of CEI $3.42 Series A Convertible Preferred Stock, par value $65.00 per share, or 2.4 shares of CEI Common Stock. As a result of the merger, on the Effective Date all properties and assets of every kind held by BVT, including the right to provide telephone utility services in parts of Union and Northumberland Counties of Pennsylvania, became properties and assets of CB, and CB became liable for all the debts, liabilities and other obligations of BVT.

 The total value of the transaction is approximately Fifty-eight Million Dollars ($58,000,000.00). The shareholders of BVT have been furnished with election forms to elect cash, CEI $3.42 Series "A" Convertible Preferred Stock or CEI Common Stock in exchange for their BVT shares. Their elections are subject to allocation so that no more than fifty percent (50%) of the aggregate consideration paid by CEI will be in cash. If the elections by the BVT shareholders would result in more than fifty percent (50%) of the aggregate consideration being cash, CEI will issue CEI $3.42 Series "A" Convertible Preferred Stock proportionately to the BVT shareholders electing cash for the amounts in excess of 50%. Any BVT shareholder who does not submit an election form to CEI will receive CEI common shares. The election forms must be submitted to CEI by 5:00 P.M., New York time, on June 28, 1996 (the "Election Deadline").

BVT will be operated as a wholly owned subsidiary of CEI and will continue to conduct business as an independent local exchange carrier providing local telephone service to Union and Northumberland Counties in Central Pennsylvania.

The merger was approved by the BVT shareholders at a shareholders' meeting held on May 18,1996. The CEI $3.42 Series A Convertible Preferred Stock and the issuance of the CEI $3.42 Series A Convertible Preferred Stock and the CEI Common Stock to the shareholders of BVT in the transaction were authorized by the CEI shareholders at a shareholders' meeting held on May
22, 1996.

The purchase price for the BVT stock, as well as all the terms of the merger, was the result of arms-length negotiations between representatives of CEI and BVT. In arriving at the terms of the Agreement and Plan of Merger, the Boards of Directors of CEI and BVT considered many factors, including, without limitation, information concerning the financial condition, current business and future prospects of CEI and BVT, the enhanced geographic market of the combined entity, and changes taking place in the telecommunications field, both from a regulatory and a technological stand-point. In addition, the Boards of Directors of CEI and BVT considered stock market data for CEI and BVT, the financial terms of other recent combinations in the telecommunications industry, the compatibility of management, operations and equipment of CEI and BVT, and the tax consequences of the merger to the BVT shareholders.

Prior to October 18, 1995, the date of the Plan and Agreement of Merger, there was no material relationship between CEI and BVT or any of their affiliates, directors, or officers, or any associate of any director or officer, except that CEI owned 16,000 BVT common shares out of a total of 899,154 outstanding. However, effective on or about December 26, 1995, CEI provided advisory services to BVT by appointing Kenneth A. Benner, a Director and the Secretary/Treasurer of CEI, as Transition Manager pending the consummation of the merger and assigning him to BVT.

CEI has arranged financing totalling Twenty-two Million Dollars ($22,000,000.00) from Principal Mutual Life Insurance Company for the cash portion of the purchase price. If shareholders of BVT elect cash in the transaction exceeding Twenty-two Million Dollars ($22,000,000.00), CEI will fund the excess with cash on hand or bank financing.


Item 5.  Other Events.

As of the Effective Date the name of CB was amended to Buffalo Valley Telephone Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired:

As of the date of filing of this current report on Form 8-K, it is impracticable for CEI to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after June 13, 1996.

(b)  Pro Forma Financial Information:

As of the date of filing of this current report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than 60 days after June 13, 1996.

(c)  Exhibits

  2 Agreement and Plan of Merger dated as of October 18, 1995 (incorporated by reference to Appendix A to Amendment No. 2 to CEI's Form S-4 Registration Statement No. 33-65367 filed on April 19, 1996).

         99        Press Release issued May 31, 1996.



                            SIGNATURES



 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        CONESTOGA ENTERPRISES, INC.


                        By:/s/ John R. Bentz
                           Name:   John R. Bentz
                           Title:  President



Date:  June 12, 1996


Exibit 99


        CONESTOGA ENTERPRISES, INC.
               NEWS RELEASE
         FOR  IMMEDIATE RELEASE                             MAY 31, 1996


  Birdsboro, PA - May 31, 1996 - Conestoga Enterprises, Inc. (NASDAQ-CENI) and Buffalo Valley Telephone Company (OTC-BUFF) today announced that they have completed their merger that was announced in October, 1995. Buffalo Valley Telephone Company (BVT) is a Lewisburg, Pennsylvania, based independent telephone company providing local telephone service in Union and Northumberland Counties in Central Pennsylvania with approximately 18,200 telephone access lines at April 30, 1996. BVT will continue to operate as a wholly owned subsidiary of Conestoga Enterprises, Inc. (CEI). Mr. Kenneth A. Benner, a member of the CEI Board of Directors, will assume operations responsibility of BVT as Vice President and General Manager.

  Conestoga Enterprises, Inc. is a Birdsboro, Pennsylvania, based telecommunications company with subsidiaries providing local exchange telephone service, telephone equipment sales and leasing, the resale of long distance services, and radio paging services. With this acquisition, CEI now provides service to almost 65,000 telephone access lines and 5,000 paging access, making CEI one of the 30 largest telephone companies in the United States.
              * * * * * * * * * * * * * * * * * * * *
Contact: Suzanne Torak
         Corporate Stock Administrator
         Conestoga Telephone Company
         202 E. First St.
         Birdsboro PA 19508
         (610) 582-6202